                                                            EX. 99.1


BANKERS TRUST NEW YORK CORPORATION


NEWS RELEASE
Fax Release:          THURSDAY, JANUARY 10, 1995

BANKERS TRUST REPORTS FOURTH QUARTER NET INCOME OF $101 MILLION OR $1.19 PRIMARY EARNINGS PER SHARE

New York, January 19, 1995 -- Bankers Trust New York Corporation earned $101 million for the quarter ended December 31, 1994, or $1.19 primary earnings per share. The earnings compare with $169 million, or $1.98 primary earnings per share, for the third quarter of 1994 and $279 million, or $3.26 primary earnings per share, in the fourth quarter of 1993, which included a record $449 million of trading revenue.

For the full year 1994, the Corporation's net income was $615 million, or $7.17 primary earnings per share. For the year ended December 31, 1993 the Corporation earned $1.070 billion before cumulative effects of accounting changes, or $12.40 primary earnings per share.

"The year's results were affected by persistently difficult market conditions, which had a negative effect on trading revenue, while revenue increased from the firm's client-related businesses that provide financing, advisory and transaction processing services," said Bankers Trust Chairman Charles S. Sanford, Jr.


Revenue

Net interest revenue totaled $229 million, down $144 million, or 39%, from the fourth quarter of 1993. Excluding the past-due interest received from Argentina during the fourth quarter of
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1993, net interest revenue decreased by $115 million, or 33%.  Of this decline, $137 million was from trading-related net interest revenue, as shown below.

The Corporation views trading revenue and trading-related net interest revenue in combination, as quantified below (in millions):

                                                         Trading-
                                                         Related Net
                                           Trading       Interest
                                           Revenue       Revenue          Total

 Fourth Quarter 1994                          $49            $50            $99

 Fourth Quarter 1993                         $449           $187           $636



This combined total for the fourth quarter of 1994 was $99 million, a $291 million decrease from the third quarter of 1994 and a decline of $537 million from the record results achieved in the fourth quarter of 1993. Many of the Firm's proprietary trading businesses, principally fixed income instruments, recorded lower revenue during the period, as market conditions remained generally unsettled. In addition, trading results declined significantly in the emerging markets of Asia and Latin America. During the current quarter the volume of traditional risk management products slowed.

Fiduciary and funds management revenue totaled $177 million for the fourth quarter, down $8 million, or 4%, from the same period last year. Lower revenue from performance-based funds management fees were offset in part by continued growth in global private banking assets under management.

Fees and commissions of $216 million increased by $24 million, or 13%, from the fourth quarter of 1993. Corporate finance fees of $132 million increased by $24 million to their highest level in
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


five years, due to higher revenue from loan syndication fees, offset in part by lower fees from securities underwriting and leasing syndication fees.

The Corporation's securities available for sale gains were $21 million, compared with investment securities losses of $2 million in the prior year's fourth quarter.

Other noninterest revenue totaled $161 million, up $116 million from the prior year's quarter. This increase was due to an increase in net revenue from equity investment transactions, higher insurance premium revenue and gains from the revaluation of non-trading foreign currency investments, versus a loss in the prior year.


Expenses

Total noninterest expenses of $709 million decreased by $107 million, or 13%, from the fourth quarter of 1993. Incentive compensation and employee benefits expense decreased $99 million, or 38%, due primarily to lower bonus expense reflecting the reduced earnings. Salaries expense increased $29 million, or 16%, from the fourth quarter of 1993. The average number of employees increased by 6% versus the same period, to 14,432.

All other expenses totaled $338 million for the quarter, down $37 million, or 10%, from last year's fourth quarter. This decline was due to a decrease in other real estate expense, primarily resulting from a gain on the sale of a foreclosed property, as well as a lower level of contributions expense. This was offset in part by an increase in the provision for policyholder benefits.

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


Asset Quality

During the fourth quarter of 1994, $423 million of leveraged derivative contracts were reclassified as receivables in the loan account and placed on a cash basis. Of this amount, $72 million was subsequently charged-off to the allowance for credit losses. Approximately one half of the remainder related to transactions with Proctor and Gamble. With these transfers and charge-offs, the Corporation has taken action on those leveraged derivative transactions that likely will not perform according to the contract and has charged-off the balances deemed to be uncollectible.

The provision for credit losses for the quarter was $8 million, compared with $23 million in the prior year's fourth quarter. Net charge-offs for the quarter were $85 million, compared with $184 million a year ago.

Nonrefinancing country net charge-offs for the fourth quarter of 1994 totaled $87 million. As mentioned above, this amount included charge-offs of $72 million related to leveraged derivative transactions.

Cash basis loans increased by $303 million, or 44%, to $996 million during the fourth quarter. This increase was primarily attributable to the above-mentioned reclassifications of various leveraged derivative transactions. The allowance for credit losses at December 31, 1994, was $1.252 billion, representing 126% of cash basis loans.

The allowance for credit losses is available for credit losses arising from the Corporation's portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. Credit losses include credit charge-offs and losses on sales and swaps of refinancing country loans held in the portfolio.
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


In the opinion of management, the allowance, when taken as a whole, is adequate to absorb reasonably estimated credit losses inherent in the Corporation's portfolio, as defined above.


Effects of Accounting Changes

During the fourth quarter of 1994, the Corporation adopted FASB Interpretation No. 41, "Offsettings of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements." The Interpretation allows the netting, under certain circumstances, of certain repurchase and reverse repurchase agreements. It was the Corporation's former policy to record such transactions on a gross basis on the balance sheet. As the result of this adoption, at December 31, 1994, the Corporation's consolidated total assets and total liabilities each decreased by $500 million. On January 1, 1994, the Corporation adopted FASB Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts." The Interpretation requires that unrealized gains and losses on swaps, forwards, options and similar contracts be recognized as assets and liabilities, except where such gains and losses arise from contracts covered by qualifying master netting agreements. It was the Corporation's former policy to record such unrealized gains and losses on a net basis on the balance sheet. As the result of this adoption, at December 31, 1994, the Corporation's consolidated total assets and total liabilities each increased by $12 billion. In the first quarter of 1993, the Corporation adopted accounting standards for postretirement benefits other than pensions
(SFAS 106) and postemployment benefits (SFAS 112).


Capital

The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 9.00% and 14.70%, respectively, at December 31, 1994. The Leverage Ratio was 5.25% at that same date.

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


For additional information, contact Douglas Kidd, (212) 454-3532 or Tom Parisi, (212) 454-1686 (Media); Mary Flournoy (212) 454-3201 (Investors).

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


            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                            FINANCIAL STATISTICS
                   ($ in millions, except per share data)
                                (unaudited)

                                                                                    Third
                                                               Fourth Quarter      Quarter             Year
                                                               1994      1993        1994         1994       1993

 Income before cumulative effects of accounting changes        $101      $279        $169         $615     $1,070
 Cumulative effects of accounting changes                         -         -           -            -        (75)
 Net income                                                    $101      $279        $169         $615       $995

 Primary earnings per common share:
   Income before cumulative effects of accounting changes     $1.19     $3.26       $1.98        $7.17     $12.40
   Cumulative effects of accounting changes                       -         -           -            -       (.89)
   Net income                                                 $1.19     $3.26       $1.98        $7.17     $11.51

 Fully diluted earnings per common share:
   Income before cumulative effects of accounting changes     $1.18     $3.25       $1.98        $7.17      $12.29
   Cumulative effects of accounting changes                       -         -           -            -        (.88)
   Net income                                                 $1.18     $3.25       $1.98        $7.17      $11.41

 Cash dividends declared                                      $1.00      $.90        $.90        $3.70       $3.24
 Book value per common share (1)                             $53.67    $51.90      $54.08

 Profitability ratios
   Return on average common stockholders' equity              8.64%    25.91%       14.64%       13.48%        N/M
    -Excluding cumulative effects of accounting changes         N/A       N/A         N/A          N/A       26.33%

 Return on average total assets                                .38%     1.27%         .66%         .59%        N/M
  -Excluding cumulative effects of accounting changes           N/A       N/A         N/A          N/A        1.25%

 Net interest revenue (fully taxable basis)                    $252      $398        $282       $1,255      $1,396
 Average rates (fully taxable basis)
   Yield on interest-earning assets                           7.05%     6.21%        6.70%        6.70%       5.88%
   Cost of interest-bearing liabilities                       5.93%     4.52%        5.31%        5.23%       4.48%
   Interest rate spread                                       1.12%     1.69%        1.39%        1.47%       1.40%
   Net interest margin                                        1.29%     2.07%        1.54%        1.64%       1.82%
 Average balances
   Loans                                                    $12,548   $14,211     $11,755      $12,470     $15,310
   Total interest-earning assets                            $77,642   $76,388     $72,493      $76,300     $76,798
   Total assets                                            $106,009   $87,165    $102,356     $104,828     $85,623
   Total interest-bearing liabilities                       $75,521   $69,976     $70,402      $73,748     $69,676
   Common stockholders' equity                               $4,364    $4,180      $4,364       $4,355      $3,901
   Total stockholders' equity                                $4,759    $4,430      $4,812       $4,743      $4,203

 At end of period
   Common stockholders' equity to total assets                4.44%     4.65%        4.03%
   Total stockholders' equity to total assets                 4.85%     4.92%        4.40%

 Risk-based capital ratios
   Tier 1 Capital (2)                                         9.00%     8.50%        8.22%
   Total Capital (2)                                         14.70%    14.46%       13.48%
 Leverage Ratio (2)                                           5.25%     6.28%        5.54%

 Employees                                                   14,529    13,571      14,221

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


            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                       FINANCIAL STATISTICS (CONT'D)
                               (in millions)
                                (unaudited)

                                                                              December 31,           September 30,
                                                                        1994              1993               1994
 Nonperforming assets

 Cash basis loans
   Secured by real estate                                               $356              $455               $365
   Real estate related                                                    29                58                 27
   Highly leveraged                                                      150               193                188
   Other                                                                 459               150                111
   Refinancing country                                                     2               118                  2
 Total cash basis loans                                                 $996              $974               $693

 Renegotiated loans
   Secured by real estate                                                $65               $14                $13
   Other                                                                   1                 7                  1
 Total renegotiated loans                                                $66               $21                $14

 Other real estate                                                      $301              $287               $330

 Other nonperforming assets                                              $63              $101                $67

                                                          Fourth Quarter                              Year
                                                      1994            1993                   1994             1993
 Allowance for credit losses

 Balance, beginning of period                       $1,329          $1,485                 $1,324           $1,620
 Net charge-offs
   Charge-offs                                          93             200                    168              460
   Recoveries                                            8              16                     71               71
 Total net charge-offs*                                 85             184                     97              389
 Provision for credit losses                             8              23                     25               93
 Balance, end of period                             $1,252          $1,324                 $1,252           $1,324


 *Components:
   Secured by real estate                              $ -            $ 40                    $24             $116
   Real estate related                                   1               1                     23                3
   Highly leveraged                                      3             (1)                     (5)              15
   Other                                                83             146                     92              265
   Refinancing country                                 (2)             (2)                    (37)             (10)
 Total                                                 $85            $184                    $97             $389

N/A Not applicable.
N/M Not meaningful.
(1) This calculation includes the effect of common shares issuable under deferred stock awards.
(2) Risk-based capital ratios at December 31, 1994 are preliminary. At both December 31, 1994 and September 30, 1994, all three regulatory capital ratios excluded any benefit from the adoption of SFAS 115.

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


            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF INCOME
                    (in millions, except per share data)
                                (unaudited)


                                                                                                            Increase
 THREE MONTHS ENDED DECEMBER 31,                                                  1994           1993      (Decrease)

 NET INTEREST REVENUE
    Interest revenue                                                            $1,357         $1,171         $  186
    Interest expense                                                             1,128            798            330
 Net interest revenue                                                              229            373           (144)
 Provision for credit losses                                                         8             23            (15)
 Net interest revenue after provision for credit losses                            221            350           (129)

 NONINTEREST REVENUE
    Trading                                                                         49            449           (400)
    Fiduciary and funds management                                                 177            185             (8)
    Fees and commissions                                                           216            192             24
    Securities available for sale losses                                            21              -             21
    Investment securities gains                                                      -             (2)             2
    Other                                                                          161             45            116
 Total noninterest revenue                                                         624            869           (245)

 NONINTEREST EXPENSES
    Salaries                                                                       208            179             29
    Incentive compensation and employee benefits                                   163            262            (99)
    Occupancy, net                                                                  31             41            (10)
    Furniture and equipment                                                         45             39              6
    Other                                                                          262            295            (33)
 Total noninterest expenses                                                        709            816           (107)
 Income before income taxes                                                        136            403           (267)
 Income taxes                                                                       35            124            (89)

 NET INCOME                                                                     $  101         $  279         $ (178)

 NET INCOME APPLICABLE TO COMMON STOCK                                          $   95         $  273         $ (178)

 EARNINGS PER COMMON SHARE:
    PRIMARY                                                                      $1.19          $3.26         $(2.07)

    FULLY DILUTED                                                                $1.18          $3.25         $(2.07)

 Cash dividends declared per common share                                        $1.00           $.90           $.10

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            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF INCOME
                    (in millions, except per share data)
                                (unaudited)


                                                                                                            Increase
 YEAR ENDED DECEMBER 31,                                                          1994           1993      (Decrease)
 NET INTEREST REVENUE
    Interest revenue                                                            $5,030         $4,436         $  594
    Interest expense                                                             3,858          3,122            736
 Net interest revenue                                                            1,172          1,314           (142)
 Provision for credit losses                                                        25             93            (68)
 Net interest revenue after provision for credit losses                          1,147          1,221            (74)

 NONINTEREST REVENUE
    Trading                                                                        465          1,631         (1,166)
    Fiduciary and funds management                                                 740            703             37
    Fees and commissions                                                           756            710             46
    Securities available for sale gains                                             72              -             72
    Investment securities gains                                                      -             13            (13)
    Other                                                                          440            307            133
 Total noninterest revenue                                                       2,473          3,364           (891)

 NONINTEREST EXPENSES
    Salaries                                                                       774            687             87
    Incentive compensation and employee benefits                                   724          1,172           (448)
    Occupancy, net                                                                 146            155             (9)
    Furniture and equipment                                                        163            144             19
    Other                                                                          944            877             67
 Total noninterest expenses                                                      2,751          3,035           (284)
 Income before income taxes and cumulative effects of accounting changes           869          1,550           (681)
 Income taxes                                                                      254            480           (226)

 INCOME BEFORE CUMULATIVE EFFECTS OF ACCOUNTING CHANGES                            615          1,070           (455)
 Cumulative effects of accounting changes                                            -            (75)            75
 NET INCOME                                                                       $615         $  995         $ (380)

 NET INCOME APPLICABLE TO COMMON STOCK                                            $587         $  972         $ (385)

 PRIMARY EARNINGS PER COMMON SHARE:
    Income before cumulative effects of accounting changes                       $7.17         $12.40         $(5.23)
    Cumulative effects of accounting changes                                         -           (.89)           .89
    Net income                                                                   $7.17         $11.51         $(4.34)

 FULLY DILUTED EARNINGS PER COMMON SHARE:
    Income before cumulative effects of accounting changes                       $7.17         $12.29         $(5.12)
    Cumulative effects of accounting changes                                         -           (.88)           .88
    Net income                                                                   $7.17         $11.41         $(4.24)

 Cash dividends declared per common share                                        $3.70          $3.24           $.46


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


            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                     ($ in millions, except par value)
                                (unaudited)

                                                                                December 31,        December 31,
                                                                                        1994                1993
ASSETS
Cash and due from banks                                                               $1,985              $1,750
Interest-bearing deposits with banks                                                   3,390               1,638
Federal funds sold                                                                     2,544                 361
Securities purchased under resale agreements                                           9,943               9,567
Securities borrowed                                                                    6,197               2,937
Trading assets                                                                        47,422              48,276
Securities available for sale                                                          7,475               7,073
Loans                                                                                 12,593              15,200
Allowance for credit losses                                                           (1,252)             (1,324)
Premises and equipment, net                                                              915                 719
Due from customers on acceptances                                                        378                 455
Accounts receivable and accrued interest                                               2,356               2,561
Other assets                                                                           3,070               2,869
Total                                                                               $ 97,016            $ 92,082

LIABILITIES
Deposits
    Noninterest-bearing
        In domestic offices                                                        $   3,285           $   3,185
        In foreign offices                                                               541                 707
    Interest-bearing
        In domestic offices                                                            6,603               7,120
        In foreign offices                                                            14,510              11,764
Total deposits                                                                        24,939              22,776
Trading liabilities                                                                   20,949               9,349
Securities sold under repurchase agreements                                           15,617              23,834
Other short-term borrowings                                                           18,222              18,992
Acceptances outstanding                                                                  378                 455
Accounts payable and accrued expenses                                                  3,174               3,771
Other liabilities                                                                      2,328               2,524
Long-term debt                                                                         6,455               5,597
Total liabilities                                                                     92,062              87,298


PREFERRED STOCK OF SUBSIDIARY                                                            250                 250

STOCKHOLDERS' EQUITY
Preferred stock                                                                          395                 250
Common stock, $1 par value
    Authorized, 300,000,000 shares
    Issued, 83,678,973 shares                                                             84                  84
Capital surplus                                                                        1,317               1,321
Retained earnings                                                                      3,494               3,226
Common stock in treasury, at cost:  1994, 5,609,707 shares;
  1993, 3,076,439 shares                                                                        (416)               (233)
Other                                                                                   (170)               (114)
Total stockholders' equity                                                             4,704               4,534
Total                                                                               $ 97,016            $ 92,082
